UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 18, 2006

Commission File Number: 0-21806

PLM Equipment Growth Fund VI Liquidating Trust
(Exact name of registrant as specified in its charter)

California                                         94-3135515
(State of jurisdiction                                      (I.R.S. Employer
  of Incorporation)                                         Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY                 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 8.01 Other Events

On September 18, 2006, PLM Equipment Growth Fund VI Liquidating Trust, (the “Liquidating Trust”), received notice of 96 actions in the state court for Darlington County, South Carolina, against PLM Equipment Growth Fund VI, (the “Partnership” and the predecessor partnership to the Liquidating Trust), South Carolina Central Railroad Company, Inc., CSX Transportation, Inc., TradeMark Nitrogen, Inc., PLM Investment Management Inc., PLM International, Inc., PLM Rail Partners, LLC, an entity which has been dissolved and cancelled in which the Partnership owned a 43% interest, and CIT Group, Inc.. The actions involve the chemical spill of an ammonia solution from a railcar owned by the Partnership on September 28, 2003.  All 96 actions allege permanent injuries and negligence on the part of all defendants in their respective duties to exercise reasonable care in the selection of railcar type, inspection, maintenance, repair and transport of the railcar.  The complaints did not allege a specific amount of damages.

The 96 actions filed are similar to four actions previously filed in the state court for Darlington County, South Carolina related to the same September 28, 2003 incident.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund VI Liquidating Trust

By: PLM Financial Services, Inc.,
        its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: September 20, 2006